As filed with the Securities and Exchange Commission on April 30, 2007

Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ENTERPRISE INFORMATICS INC.
(Exact Name of Registrant as Specified in Its Charter)

California	95-3634089
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10052 Mesa Ridge Court, Suite 100
 San Diego, CA 92121
 (Address of Principal Executive Offices) (Zip Code)

2007 Stock Incentive Plan
(Full Title of the Plan)

John W. Low
 Chief Financial Officer and Secretary
 Enterprise Informatics Inc.
 10052 Mesa Ridge Court, Suite 100, San Diego, CA 92121
 (Name and Address of Agent for Service)

(858) 625-3000
 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:
 Russell C. Hansen, Esq.
 Gibson, Dunn & Crutcher LLP
 1881 Page Mill Road
 Palo Alto, California 94304
 (650) 849-5300

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	_	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(4)
Common Stock, no par value per share	7,500,000 shares	$0.09		$675,000	$20.73

(1)             This Registration Statement relates to the registration of securities under the Registrant’s 2007 Stock Incentive Plan.

(2)             Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2007 Stock Incentive Plan by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2007 Stock Incentive Plan.

(3)             Estimated solely for the purpose of determining the registration fee.

(4)             Calculated solely for purposes of this offering under Rules 457(h) and 457(c) of the Securities Act, based upon the average of the high and low prices of the Common Stock on the Over The Counter Bulletin Board on April 26, 2007, which was $0.09.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the Commission on December 26, 2006, and Amendment No. 1 thereto on Form 10-K/A, filed with the Commission on January 26, 2007, including all information incorporated by reference in each such document.

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, filed with the Commission on February 14, 2007, including all material incorporated by reference therein;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on October 11, 2006, January 16, 2007 and April 27, 2007;

(d)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)                                  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 5, 1991, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished in any Current Report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Section 204(a)(10) of the California General Corporation Law, as amended (the “CGCL”), the articles of incorporation of a corporation may contain provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, except for liability (i) for acts or omissions involving intentional misconduct or a knowing violation of the law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was or should have been aware of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) under Section 310 or Section 316 of the CGCL.

The Registrant’s Articles of Incorporation provide that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law.  Section 204.5(a) of the CGCL provides that if the articles of incorporation of a corporation contain such a provision, the corporation shall be considered to have adopted a provision as authorized by Section 204(a)(10).  The limitation of director liability contained in the Registrant’s Articles of Incorporation does not eliminate the directors’ duty of care, and in  appropriate  circumstances equitable remedies such as an injunction or other forms of non-monetary  relief would remain available under California law.

Section 317 of the CGCL authorizes a corporation, under certain circumstances and subject to certain limitations, to indemnify its current and former directors, officers and other agents against expenses, judgments, fines, settlements, and other amounts reasonably incurred in connection with a proceeding to which a person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an agent of the corporation.  Under Section 317 and Section 204(a)(11), a corporation may provide for additional indemnification for breach of duty to the corporation and its shareholders by including in its articles of incorporation a provision that expressly provides for indemnification in excess of that otherwise permitted by Section 317; such additional indemnification, however, may not include indemnification (i) for any acts, omissions or transactions from which a director may not be relieved of liability under Section 204(a)(10), as set forth in the first paragraph of this Item 6 or (ii) as to circumstances in which indemnification is expressly prohibited under Section 317.

The Registrant’s Articles of Incorporation authorize the Registrant to indemnify its directors, officers and other agents for breach of duty to the Registrant and its shareholders, through bylaw provisions or through agreements with its agents or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to any limitations on indemnification under the CGCL that cannot be waived.  In addition, the Registrant’s Bylaws authorize the Registrant, to the maximum extent permitted by the CGCL, to indemnify its current and former directors, officers and other agents against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Registrant.  The indemnification authorized by the Registrant’s Articles of Incorporation any Bylaws may be sufficiently broad to include indemnification, under certain circumstances, of the Registrant’s officers and directors for liability arising under the Securities Act.  The Registrant has been advised that in the opinion of the Commission indemnification for such liability is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Under Section 317 of the CGCL and the Registrant’s Bylaws, the Registrant is authorized to advance to any of its agents expenses incurred in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by the agent to repay such amount unless it is determined ultimately that the agent is entitled to indemnification.

The Registrant is also authorized, under Section 317 of the CGCL and the Registrant’s Bylaws, to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the Registrant would have the power to indemnify the agent against that liability under Section 317.  The Registrant maintains insurance insuring certain of its agents, including its directors and executive officers, against certain liabilities of the variety described in the preceding sentence.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Specimen certificate of Common Stock (incorporated by reference from previous filings with the Securities and Exchange Commission)

4.2

Certificate of Determination of Series F Convertible Preferred Stock of Altris Software, Inc., dated September 29, 2003 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 10, 2003)

4.3	Certificate of Determination of Series I Convertible Preferred Stock of Spescom Software Inc., dated March 9, 2006 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 16, 2006)

4.4	Registration Rights Agreement by and among Altris Software, Inc. and certain shareholders, dated August 31, 2003 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 1, 2003)

4.5

Registration Rights Agreement by and among Altris Software, Inc., Spescom Limited, and Spescom Ltd., dated September 30, 2003 (incorporated by reference to Exhibit 99.4 to the Form 8-K filed on October 10, 2003)

4.6

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, dated November 5, 2004 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 12, 2004)

4.7

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC, dated October 25, 2005 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 31, 2005)

4.8

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund III, L.P. and M.A.G. Capital, LLC, dated March 10, 2006 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on March 16, 2006)

4.9	Warrant to Purchase Common Stock issued to Mercator Advisory Group, LLC, dated November 5, 2004 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on November 12, 2004)

4.10	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated November 5, 2004 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on November 12, 2004)

4.11	Warrants to Purchase Common Stock issued to Trilogy Capital Partners, dated November 4, 2004 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on November 12, 2004)

4.12	Warrant to Purchase 550,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 28, 2005)

4.13	Warrant to Purchase 275,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2005)

4.14	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated October 25, 2005 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 31, 2005)

4.15	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated October 25, 2005 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 31, 2005)

4.16	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated March 10, 2006. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on March 16, 2006)

4.17	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated March 10, 2006 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on March 16, 2006)

4.18	Warrant to Purchase Common Stock issued to Mercator Momentum Fund III, L.P., dated March 10, 2006 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on March 16, 2006)

4.19	Warrant to Purchase Common Stock issued to Liolios Group, Inc., dated March 31, 2006 (incorporated by reference to Exhibit 4.22 to the Form S-1 filed on April 7, 2006)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Enterprise Informatics Inc. 2007 Stock Incentive Plan

10.2

Form of Notice of Stock Option Grant under the Enterprise Informatics Inc. 2007 Stock Incentive Plan, including, as exhibits thereto, the associated form of Stock Option Agreement and form of Exercise Notice

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Singer Lewak Greenbaum and Goldstein LLP

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings

A.                                   The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;  provided, however , that clauses (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;  provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions described in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 30th day of April, 2007.

ENTERPRISE INFORMATICS INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, Alan Kiraly and John W. Low, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Name and Signature	Title	Date

/s/ Alan Kiraly	Chief Executive Officer (Principal	April 30, 2007
Alan Kiraly	Executive Officer)

/s/ John W. Low	Chief Financial Officer and Secretary	April 30, 2007
John W. Low	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Silverman	Chairman and Director	April 30, 2007
Michael Silverman

/s/ D. Ross Hamilton	Director	April 30, 2007
D. Ross Hamilton

/s/ Larry D. Unruh	Director	April 30, 2007
Larry D. Unruh

/s/ James P. Myers	Director	April 30, 2007
James P. Myers

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Specimen certificate of Common Stock (incorporated by reference from previous filings with the Securities and Exchange Commission)

4.2

Certificate of Determination of Series F Convertible Preferred Stock of Altris Software, Inc., dated September 29, 2003 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 10, 2003)

4.3	Certificate of Determination of Series I Convertible Preferred Stock of Spescom Software Inc., dated March 9, 2006 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 16, 2006)

4.4	Registration Rights Agreement by and among Altris Software, Inc. and certain shareholders, dated August 31, 2003 (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 1, 2003)

4.5

Registration Rights Agreement by and among Altris Software, Inc., Spescom Limited, and Spescom Ltd., dated September 30, 2003 (incorporated by reference to Exhibit 99.4 to the Form 8-K filed on October 10, 2003)

4.6

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, dated November 5, 2004 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 12, 2004)

4.7

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC, dated October 25, 2005 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 31, 2005)

4.8

Registration Rights Agreement by and among Spescom Software Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund III, L.P. and M.A.G. Capital, LLC, dated March 10, 2006 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on March 16, 2006)

4.9	Warrant to Purchase Common Stock issued to Mercator Advisory Group, LLC, dated November 5, 2004 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on November 12, 2004)

4.10	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated November 5, 2004 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on November 12, 2004)

4.11	Warrants to Purchase Common Stock issued to Trilogy Capital Partners, dated November 4, 2004 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on November 12, 2004)

4.12	Warrant to Purchase 550,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 28, 2005)

4.13	Warrant to Purchase 275,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2005)

4.14	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated October 25, 2005 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 31, 2005)

4.15	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated October 25, 2005 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 31, 2005)

4.16	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated March 10, 2006. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on March 16, 2006)

4.17	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated March 10, 2006 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on March 16, 2006)

4.18	Warrant to Purchase Common Stock issued to Mercator Momentum Fund III, L.P., dated March 10, 2006 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on March 16, 2006)

4.19	Warrant to Purchase Common Stock issued to Liolios Group, Inc., dated March 31, 2006 (incorporated by reference to Exhibit 4.22 to the Form S-1 filed on April 7, 2006)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Enterprise Informatics Inc. 2007 Stock Incentive Plan

10.2

Form of Notice of Stock Option Grant under the Enterprise Informatics Inc. 2007 Stock Incentive Plan, including, as exhibits thereto, the associated form of Stock Option Agreement and form of Exercise Notice

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Singer Lewak Greenbaum and Goldstein LLP

24.1	Power of Attorney (included on signature page)